Exhibit 10.4

                             SHAREHOLDERS' AGREEMENT

     THIS SHAREHOLDERS' AGREEMENT, made as of June 16, 2004, by and among Palm Beach Empress, Inc., a Delaware Corporation (the "Corporation"), Raymond Parello ("Parello"), and MJQ Corporation, a Nevada corporation ("MJQ"),

                                WITNESSETH THAT:

     WHEREAS, the Corporation currently has authorized 1,000 shares of common stock, par value $.01 per share, and has issued an outstanding 20 shares of common stock, 10 of which are owned by each of Parello and MJQ; and

     WHEREAS, the parties hereto desire to provide for continuity of the management of the Corporation, for certain restrictions on the disposition of shares of common stock of the Corporation now held or hereafter acquired by them or by others, for the disposition of such shares upon certain events, and for certain provisions material to the governance of the Corporation;

     NOW, THEREFORE, in consideration of the premises and the mutual and dependent promises set forth in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   Article I

                                   DEFINITIONS

     1.01 For the purposes of this Agreement, the following terms will have the meanings set forth below, unless the context otherwise clearly requires:

          "Affiliate", as applied to any Person, means any other person directly or indirectly controlling, controlled by or under common control with, the first specified Person.

          "Board" means the Board of Directors of the Corporation.

          "Corporation" means Palm Beach Empress, Inc., a Delaware corporation.

          "Permitted Transferee" shall mean a Person to whom a Transfer may be made pursuant to Section 2.03 hereof.

          "Person" shall mean an individual or a corporation, partnership, limited liability company, trust or other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

          "Shares" shall have the meaning set forth in Section 2.01 of this Agreement.

          "Soffer/Cherry Hill Note" has the meaning set forth in Section 2.03 hereof.

          "Tag-Along Notice" has the meaning set forth in Section 2.04 hereof.

          "Tag-Along Shareholder" has the meaning set forth in Section 2.04 hereof.

          "Transfer" has the meaning set forth in Section 2.01.

          "Transferee" has the meaning set forth in Section 2.01.

          "Transferor" has the meaning set forth in Section 2.04 hereof.

                                   Article II

                            RESTRICTIONS ON TRANSFER

     2.01 No shareholder shall transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of any shares of capital stock of the Corporation, whether now owned or hereafter acquired (all collectively called the "Shares"), to any Person (any such act by a shareholder being referred to as a "Transfer" and any Person acquiring Shares from a shareholder or any subsequent transferee of any such Person being hereinafter referred to as a "Transferee" of such shareholder), except (i) in compliance with the Securities Act of 1933, as amended, and applicable state law and (ii) as expressly permitted or required by this Agreement. Any attempt to Transfer any Shares not in compliance with this Agreement shall be null and void, and the Corporation shall ensure that neither it nor any transfer agent shall register upon its books any Transfer of Shares except a Transfer made in accordance with this Agreement.

     2.02 A copy of this Agreement shall be filed with the Secretary of the Corporation. All stock certificates representing Shares shall be prominently marked with the following legend:

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO THE TERMS OF AN AGREEMENT AMONG THE CORPORATION AND ITS SHAREHOLDERS, DATED AS OF JUNE 16, 2004, AS FROM TIME TO TIME AMENDED, LIMITING THE HOLDER'S RIGHT TO
          TRANSFER OR PLEDGE THE SHARES AND PROVIDING FOR THE ACQUISITION OF THE SHARES OF SHAREHOLDERS UPON CERTAIN EVENTS. NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER CONVEYANCE OF THE SHARES WILL BE EFFECTIVE UNLESS MADE IN ACCORDANCE WITH THE TERMS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION.

     The foregoing legend required by this Agreement shall be in addition to such other legend as the Corporation may deem appropriate in order to comply with applicable provisions of federal and state securities laws.

     2.03 Certain Permitted Transfers. None of the restrictions contained in this Article 2 (other than restrictive legends pursuant to Section 2.02 and the requirement of compliance with applicable law) shall apply to the following
Transfers:

          a. Any Transfer by a shareholder with the prior written consent of all other shareholders;

          b. The pledge by Parello of all of his Shares to Orion Casino Corporation ("Orion") as collateral security for the promissory note dated of even date herewith of Soffer/Cherry Hill Partners, Limited Partnership payable to the order of Orion (the "Soffer/Cherry Hill Note") pursuant to that certain Pledge Agreement between Parello and Orion dated of even date herewith, and any Transfer by the secured party pursuant to its rights under such Pledge Agreement;

          c. Any Transfer of MJQ's shares to any entity directly or indirectly controlled by International Thoroughbred Breeders, Inc., provided, however, that such Transferee shall, as a condition precedent to such Transfer, execute and deliver to the Corporation an instrument reasonably satisfactory to the Corporation and Parello by which such Transferee agrees to be bound by the terms of this Agreement;

          d. The pledge by MJQ of its Shares to Donald F. Conway, Chapter 11 Trustee for the Bankruptcy Estate of Robert E. Brennan, and any Transfer by such pledgee by reason of a default in payment or performance of any obligation secured thereby;

          e. A Transfer of Parello's Shares, upon his death, to his estate (but not any distribution of Shares from such estate), provided, however, that such Transferee shall, as a condition precedent to such Transfer, execute and deliver to the Corporation an instrument reasonably satisfactory to the Corporation and MJQ by which such Transferee agrees to be bound by the terms of this Agreement (including, without limitation, the granting of the proxy in accordance with Section 3.01 hereof); and

          f. Transfers permitted or required by Section 2.04 or 2.05 of this Agreement.

     2.04 Tag-Along Rights. If at any time MJQ or any of its Permitted Transferees proposes to Transfer by sale Shares to any proposed purchaser in a transaction or series of related or similar transactions (other than Transfers permitted by clauses (a), (c) or (d) of Section 2.03), MJQ shall afford Parello and his Permitted Transferees the opportunity to participate proportionately in such Transfer in accordance with this Section 2.04. Parello and each of his Permitted Transferees (each, for purposes of this Section 2.04, a "Tag-Along Shareholder") shall have the right to Transfer, at the same price per share and upon identical terms and conditions as such proposed Transfer, the number of shares owned by such Tag-Along Shareholder equal to (i) the total number of Shares then owned by such Tag-Along Shareholder multiplied by (ii) a fraction, the numerator of which is the total number of Shares to be transferred by MJQ and its Permitted Transferees and the denominator of which is the total number of shares then owned by Parello, MJQ and their respective Permitted Transferees.

     In connection with any proposed Transfer by MJQ or its Permitted Transferees to which this Section 2.04 applies (each, under such circumstance, a "Transferor"), MJQ and/or such Permitted Transferee, as applicable, shall give prior written notice to each Tag-Along Shareholder of his or its right to sell Shares hereunder (the "Tag-Along Notice"), which notice shall identify the proposed purchaser and state the number of Shares proposed to be Transferred by MJQ and its Permitted Transferees, the proposed price per share therefor and other material terms and conditions of the proposed Transfer. The Tag-Along Notice shall also contain a true and correct copy of any offer to or agreement by the Transferor by or with the proposed purchaser to purchase such Shares.

     Within ten (10) days after the date of delivery of the Tag-Along Notice, any of the Tag-Along Shareholders may elect to participate in such Transfer pursuant to the terms and conditions of such Tag-Along Notice by delivery of a notice to the Transferor. Each participating Tag-Along Shareholder shall not be required to make any representations and warranties to any Person in connection with the Transfer except as to good title and the absence of liens, pledges, security interests, charges and encumbrances with respect to such Tag-Along Shareholder's Shares, the existence of such Tag-Along Shareholder (if it is not a natural person) and the authority for and validity and binding effect of any agreements entered into by such Tag-Along Shareholder in connection with such Transfer, and the Tag-Along Shareholders shall not be required to provide any indemnities in connection with the Transfer except for breach of such representations and warranties.

     Transfers by any party hereto in accordance with this Section 2.04 shall be permitted by this Agreement, provided, however, that if the Transferee will not be the sole shareholder of the Corporation immediately after the Transfer, such transferee shall have executed and delivered to the Corporation an instrument in writing by which it joins in and agrees to be bound by this Agreement.

     2.05 Put Option. Commencing upon the later to occur of (i) the payment by or for the account of Soffer/Cherry Hill Partners, Limited Partnership of the
Section 1.1(a)(i)  Installment (as defined in the  Soffer/Cherry  Hill Note) and
(ii) the payment of the entire outstanding principal balance of that certain loan in the original principal amount of $5 million by Turnberry Development, LLC to Orion, evidenced by that certain promissory note in the principal amount of $5 million payable by Orion to the order of Turnberry Development, LLC dated February 24, 2004, Parello and all (but not less than all) of his Permitted Transferees shall have the right, exercisable at their option on or before, but not after, April 1, 2010, to put all but not less than all of their Shares to Orion in exchange for the Soffer/Cherry Hill Note. In connection with such transfers (both the Transfer of the Shares and the transfer of the Soffer/Cherry Hill Note), each party shall represent and warrant to the other that he or it has good title to the Shares or Note so transferred by such party, as applicable, free and clear of all liens, pledges, security interests, charges and encumbrances, which representation and warranty shall survive the exchange of the Shares for such Note. Except for the representation and warranty specifically set forth above, Orion shall transfer the Soffer/Cherry Hill Note without recourse or warranty.

                                  Article III

                              ADDITIONAL AGREEMENTS

     3.01  Appointment  of Proxy  Agents.  Subject to the last  sentence of this
Section 3.01, each of Parello and his Permitted Transferees (by their joining in and agreeing to be bound hereby) hereby irrevocably constitutes and appoints Francis W. Murray, Francis X. Murray and each of them acting singly, for a period of ten (10) years from the date hereof, his or its proxy, attorney-in-fact and agent to vote the Shares then owned of record by such shareholder or to act by written consent in respect of such Shares at any meeting of shareholders of the Corporation or otherwise, with respect to the election and removal of directors and with respect to all other matters submitted to the shareholders of the Corporation, notwithstanding any conflict of interest that said proxies may have in connection with the matter to be voted upon. At any time within two years of the end of such 10-year period (and any subsequent periods), each of Parello and his Permitted Transferees may irrevocably constitute and appoint Francis W. Murray, Francis X. Murray and each of them, acting singly, as his or its respective proxy, attorney-in-fact and agent for the purposes and on the terms set forth in this Section 3.01 for an additional 10-year period. If any of Parello or his Permitted Transferees fails to take the action referred to in the immediately preceding sentence, MJQ shall be entitled, upon 10-days' written notice (during which period MJQ shall be entitled to take such action and shall be deemed to have taken such action within the time period specified above) to purchase all of the Shares held by Parello and his Permitted Transferees at a price equal to one-half of the excess of the book value of the Corporation over the fair market value of any leasehold or vessel charter interest in assets of the Corporation held by any third party. The proxy and power of attorney hereby granted shall be coupled with an interest and shall remain in full force and effect until the Soffer/Cherry Hill Note shall have been paid in full, at which time such proxy and power of attorney shall automatically terminate without any further action.

     3.02 Related Party Transactions. Without limiting the generality of Section 3.01, Parello, for himself, his successors, assigns and personal or estate representatives, hereby consents to all transactions of the Corporation with or for the benefit of ITG Vegas, Inc., a Nevada corporation, Francis W. Murray and their respective Affiliates, notwithstanding any conflict of interest that they may have in connection with the transaction and regardless of the fairness or lack of fairness of such transaction, including but not limited to, and Parello acknowledges and agrees that the Corporation shall be permitted to do the following: entering into a bareboat charter with ITG Vegas, Inc. or another Affiliate of MJQ under terms which are materially less favorable to the Corporation then could be obtained from a third party; obtaining loans and advances from MJQ, all of which loans and advances shall be repaid in full (with interest at a rate per annum fixed by MJQ but not exceeding 20% per annum) prior to any distributions to shareholders of the Corporation; and pledging by the Corporation of all of its revenues and income to Donald F. Conway, Chapter 11 Trustee for the Bankruptcy Estate of Robert E. Brennan, as collateral security for obligations of ITG Vegas, Inc. to said Trustee, granting security interests in assets of the Corporation to said Trustee and executing and delivering all guarantees, pledge agreements and security agreements required by said Trustee and any agreement by the Corporation in favor of said Trustee whereby the Corporation shall be jointly and severally liable with ITG Vegas, Inc. for obligations and liabilities to the Trustee.

                                   Article IV

                                  MISCELLANEOUS

     4.01 Future Stock and Options. The Corporation agrees that it will not issue any shares nor grant any options or other rights to purchase or otherwise acquire any shares without the prior written consent of Parello and all other shareholders.

     4.02 Remedies. The parties hereto agree that in the event of any breach of this Agreement by any one of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. The parties hereto accordingly agree (i) to waive the defense in any action for specific performance or injunctive relief that a remedy at law would be adequate and (ii) that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance and injunctive relief with respect to the terms of this Agreement in any action instituted in any court of competent jurisdiction. The parties hereto consent to non-exclusive personal jurisdiction in any such action brought in the United States District Court for the Southern District of Florida.

     4.03 Representations. Each of the parties hereto represents and warrants to the others that this Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against him or it in accordance with the terms hereof.

     4.04 Amendments and Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and non-exclusive of any rights or remedies provided by law. This Agreement may not be amended, modified or supplemented other than by a written instrument signed by each party hereto. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

     4.05 Notices. All notices and other communications provided herein shall be in writing and shall be delivered by hand, telecopied or sent by certified or registered mail, return receipt requested, postage prepaid, in the manner set forth on the signature page of this Agreement (or in such other manner as a party shall specify by written notice given in accordance with this Section 4.05). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery or telecopy, upon receipt, or if sent by registered or certified mail, on the 5th day after the day on which such notice is mailed.

     4.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal or estate representatives, successors and permitted assigns. No shareholder party hereto may assign any of his or its rights hereunder to any person other than a transferee that has complied with the requirements of this Section in all respects. Nothing in this Agreement either expressed or implied is intended to confer on any Person other than the parties hereto and their respective successors, permitted assigns, heirs and personal or estate representatives any rights, remedies of obligations under or by reason of this Agreement.

     4.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     4.08 Section Headings; Entire Agreement; Severability.

          a. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          b. This Agreement constitutes the entire Agreement and understanding among the parties hereto with respect to the subject matter and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

          c. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder are severable and shall be severable to the fullest extent permitted by law.

     4.09 Counterparts. This Agreement may be signed in any number of counterpart copies, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

             [SIGNATURE PAGE 1 OF 1 OF THE SHAREHOLDERS' AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PALM BEACH EMPRESS, INC.


By:
   ------------------------------------        --------------------------------
       Francis W. Murray, President                      Raymond Parello


MJQ CORPORATION


By:
   ------------------------------------
       Francis W. Murray, President

              [ACKNOWLEDGMENT PAGE OF THE SHAREHOLDERS' AGREEMENT]



ACKNOWLEDGED, solely for the purpose of
confirming its agreement with Section 2.05 hereof:

ORION CASINO CORPORATION



By:
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Name:
     ---------------------------------------------
Title:
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